UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 28, 2009
Tesoro Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-3473 (Commission File Number)	95-0862768 (IRS Employer Identification No.)

300 Concord Plaza Drive San Antonio, Texas (Address of principal executive offices)	78216-6999 (Zip Code)
(210) 828-8484
(Registrant’s telephone number,
including area code)
Not Applicable
(Former name or former address, if
changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On May 28, 2009, Tesoro Corporation amended the Fourth Amended and Restated Credit Agreement (the “Amendment”) with a syndicate of banks and financial institutions, including JPMorgan Chase Bank as administrative agent. The Amendment, among other things, increases the following:
•	the amount of indebtedness as defined allowed under separate arrangements from $75 million to $600 million;

•	letters of credit allowed under separate letter of credit agreements from $500 million to $600 million;

•	the applicable margin as defined which varies based upon credit facility availability and credit ratings; and

•	the annual rate of commitment fees from 0.25% to 0.375% for the unused portion of the revolving credit facility.
The Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K.
9.01 Financial Statements and Exhibits.
(c) Exhibits.
10.1	Amendment No. 2 to the Fourth Amended and Restated Credit Agreement dated May 28, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2009
TESORO CORPORATION
	By:	/s/ GREGORY A. WRIGHT
Gregory A. Wright
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

10.1	Amendment No. 2 to the Fourth Amended and Restated Credit Agreement dated May 28, 2009.

4